NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. COMPLETES SALE OF
JONES CROSSING – RETAIL FOR $46.5 MILLION
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AUSTIN, TX, June 26, 2026 - Stratus Properties Inc. (NASDAQ: STRS) (“Stratus”) today announced that it has completed the previously disclosed sale of the retail component of Jones Crossing, including undeveloped commercial acreage, for $46.5 million in cash. The sale generated pre-tax net cash proceeds of approximately $21.7 million, after selling costs and payment of the project loan.

The Jones Crossing – Retail transaction is Stratus’ fourth recent sale of a stabilized retail project, following the sales of Kingwood Place, Lantana Place – Retail and West Killeen Market. The transaction represents continued progress in implementing Stratus’ plan of complete liquidation and dissolution (“Plan of Liquidation”), which Stratus’ stockholders approved at Stratus’ 2026 annual meeting on June 1, 2026 and which was previously approved by Stratus’ Board of Directors (“Board”). The Plan of Liquidation provides that Stratus will be dissolved and will conduct an orderly sale of all or substantially all of its assets and distribute the net proceeds to Stratus’ stockholders, subject to payment of or reasonable provision for Stratus’ liabilities and obligations.

William H. Armstrong III, Chairman of the Board and Chief Executive Officer of Stratus, said, “The completion of the Jones Crossing – Retail sale marks an important step in our execution of the Plan of Liquidation approved by our stockholders earlier this month. This transaction reflects our continued focus on monetizing assets in an orderly and disciplined manner to maximize value for our stockholders.”

Jones Crossing – Retail was part of Jones Crossing, Stratus’ H-E-B, L.P. (“H-E-B”) grocery-anchored, mixed-use development located in College Station, Texas, the location of Texas A&M University. The retail component of Jones Crossing includes 154,092 square feet of retail space, including an H-E-B grocery store, two retail pad sites subject to ground leases to tenants, and approximately 22 undeveloped commercial acres with estimated future development potential of up to approximately 104,750 square feet of commercial space and up to seven retail pad sites available for lease. Following the sale, Stratus retains the 21-acre multi-family component of Jones Crossing, including the ground lease underlying the multi-family property.

About Stratus
On June 1, 2026, Stratus’ stockholders approved the Plan of Liquidation. Prior to the approval of the Plan of Liquidation, Stratus was engaged primarily in the entitlement, development, management, leasing and sale of multi-family and single-family residential and commercial real estate properties in the Austin, Texas area and other select markets in Texas. In addition to its developed properties, Stratus has a development portfolio that consists of approximately 1,500 acres of commercial and residential projects under development or undeveloped land held for future use. Stratus’ commercial real estate portfolio consists of future retail and mixed-use development projects with no commercial office space. Stratus generates revenues and cash flows from the sale of its developed and undeveloped properties, the lease of its retail, mixed-use and multi-family properties and development and asset management fees received from its properties.

CAUTIONARY STATEMENT
This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance and business strategy. Forward-looking statements are all statements other than statements of historical fact, such as plans, projections or expectations related to the Plan of Liquidation, including the availability, timing and amount of potential future distributions to stockholders and the timing of future asset sales. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” “target,” “intend,” “likely,” “will,” “should,” “to be” and any similar expressions or statements are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the risks associated with the Plan of Liquidation, including the availability, timing and amount of the distributions to stockholders in connection with the Plan of Liquidation, including changes in the amount and timing of the total liquidating distributions, including as a result of unexpected levels of transaction costs, delayed or terminated closings, liquidation costs or unpaid or additional liabilities and obligations, the amounts that will need to be set aside by Stratus, the adequacy of such reserves to satisfy Stratus’ obligations, Stratus’ ability to successfully execute the Plan of Liquidation, including the ability to market and sell all or substantially all of Stratus’ assets, the amount of proceeds that might be realized from the sale or other disposition of Stratus’ assets, the ability of the Board to abandon, modify or delay implementation of the Plan of Liquidation, potential adverse effects on Stratus’ stock price from the announcement, suspension or consummation of the Plan of Liquidation, the occurrence of any event, change or other circumstances, including market, regulatory and other factors, that could give rise to the termination of the Plan of Liquidation, Stratus’ ability to implement its business strategy successfully, including its ability to develop, finance, construct and sell or lease properties on terms the Board considers acceptable, increases in operating and construction costs, including real estate taxes, maintenance and insurance costs, and the cost of building materials and labor, inflation and elevated interest rates, the effect of changes in tariffs and trade policies, supply chain constraints, Stratus’ ability to pay or refinance its debt, extend maturity dates of its loans or comply with or obtain waivers of financial and other covenants in debt agreements and to meet other cash obligations, availability of bank credit, defaults by contractors and subcontractors, declines in the market value of Stratus’ assets, market conditions or corporate developments that could preclude, impair or delay any opportunities with respect to plans to sell, recapitalize or refinance properties, a decrease in the demand for real estate in select markets in Texas where Stratus operates, particularly in Austin, changes in economic, market, tax, business and geopolitical conditions, potential U.S. or local economic downturn or recession, Stratus’ ability to obtain various entitlements and permits, changes in laws, regulations or the regulatory environment affecting the development of real estate, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2025, and other documents Stratus filed from time to time with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience or other changes.

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A copy of this release is available on Stratus’ website, stratusproperties.com.